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                                                                      EXHIBIT 99


                                  INSTRUCTIONS

1. Please check either Box 1 -- Dividend Reinvestment and Optional Cash Payments or Box 2 -- Optional Cash Payments Only. Check Box 1 only if you wish to reinvest cash dividends on some or all shares now registered in your name. If you check Box 1, you will have the option to make additional cash payments now or in the future. If you check Box 1, you also have the option to check Box 1a and return to AmSouth any certificates you would like deposited and registered in your Plan account. Any dividends that become payable to you on your shares of stock that are deposited in your Plan account will be reinvested and used to purchase shares without charge as provided in the Plan. Check Box 2 if you only wish to make optional cash payments. If you check Box 2, you will continue to receive cash dividends on all shares now registered in your name.

2.  If you checked Box 1, and:

        -- you wish to reinvest cash dividends on all of the shares now registered in your name and on any additional shares that may be registered in your name in the future, write "ALL" in the box provided.

        -- you wish to reinvest cash dividends on all of the shares now registered in your name but not on any additional shares that may be registered in your name in the future, write the total number of shares now registered in your name in the box provided.

        -- you wish to reinvest cash dividends on less than all of the shares now registered in your name and continue to receive a check for cash dividends on the remaining shares, write the number of shares on which you do wish dividends reinvested in the box provided.

    If you check Box 1 but do not write "ALL" or a number of shares in the box provided, "ALL" will be assumed.

    Cash dividends on shares credited to your account under the Plan will be automatically reinvested to purchase additional shares in accordance with the Plan.

3. Be sure to date and sign the card and return it to AmSouth Bank, Corporate Securities Services, Dividend Reinvestment, P.O. Box 11426, Birmingham, Alabama 35202.

4. If you chose option 1 and 1a, please send us your unendorsed certificates with this card to the address shown above. We recommend registered mail.

                            MARTIN INDUSTRIES, INC.

                         IMPORTANT -- READ INSTRUCTIONS
                 ON REVERSE SIDE BEFORE COMPLETING AND SIGNING.

              DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN

                               AUTHORIZATION FORM

                             (THIS IS NOT A PROXY)

                       DO NOT RETURN THIS CARD IF YOU DO
                           NOT WISH TO JOIN THE PLAN.

                  ALL OWNERS OF JOINT REGISTRATION MUST SIGN.
Authorization

I appoint AmSouth Bank as my agent under the Dividend Reinvestment and Direct Stock Purchase Plan as described in the Prospectus which accompanied this card:

(CHECK EITHER BOX 1 OR BOX 2. CHECK BOX 1A FOR CUSTODIAL SERVICE.)

[ ] 1. DIVIDEND REINVESTMENT AND OPTIONAL CASH PAYMENTS -- take any dividends that may become payable to me on my shares of Martin Industries, Inc. Common Stock or any lesser number I may own and any optional cash payments I choose to send and purchase shares as provided in the
       Plan. [                 *]

       (*See Instruction 2 on the reverse side of this card.)

   [ ] 1a. CUSTODIAL SERVICE -- deposit the attached Martin Industries, Inc.
           Common Stock certificates and register the shares represented thereby in my Plan account. I understand I must be a participant in the Plan or have checked box 1 above. I also understand all dividends that may become payable to me on these shares will automatically be reinvested under the Plan.**
            (**See Instructions 2 and 4 on the reverse side of this card.)

[ ] 2. OPTIONAL CASH PAYMENTS ONLY -- take the attached cash payment and future optional cash payments I may choose to send and purchase shares as provided in the Plan.

I may change or revoke this Authorization at any time by notifying Martin Industries, Inc. in writing.

Date
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Stockholder
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Stockholder
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